Exhibit 99.1

Grove Announces Second Quarter 2024 Financial Results

•Completes Voluntary $42 Million Term Debt Paydown and Delays Principal Payments Until January 2026
•Fourth Consecutive Quarter of Positive Adjusted EBITDA
•Second Quarter 2024 Positive Cash Flow of $1.0M
•Announces Revised FY24 Guidance

SAN FRANCISCO, CA — August 8, 2024 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), the world’s first plastic neutral retailer, a leading sustainable consumer products company, certified B Corporation, and Public Benefit Corporation, today reported financial results for its fiscal second quarter ended June 30, 2024.

“Today’s update marks nearly my first full year as CEO and I am proud of our progress on delivering Adjusted EBITDA profitability, strengthening our balance sheet, stabilizing revenue, and leveraging sustainability as our point of differentiation. We have delivered positive-adjusted EBITDA in four consecutive quarters, positive operating cash flow in three of the last five quarters, and, subsequent to the end of the second quarter, paid down $42 million of term debt to strengthen our balance sheet and reduce interest expense. We are also forecasting sequential revenue growth in the fourth quarter of this year after reshaping our business amidst a major turnaround,” said Jeff Yurcisin, Chief Executive Officer of Grove Collaborative. “Furthermore, over these past twelve months, we have rebuilt our ecommerce customer experience, which we expect will lead to sustained growth in the future.”

Second Quarter 2024 Financial Results

Revenue was $52.1 million, down 2.7% from the first quarter of 2024, and down 21.2% year-over-year resulting from a decline in orders, partially offset by an increase in Net Revenue per Order. Grove is starting to see revenue from its repeat customers stabilize, resulting in a smaller sequential revenue decline than the prior quarter. The strength of the Company’s core customer base is one of its most valuable assets and is a significant factor in the Company’s confidence that it will be able to deliver sequential growth in the fourth quarter of 2024. Since the beginning of its business model transformation, the Company has been disciplined in its deployment of advertising dollars, prioritizing efficiency to ensure spend has the right cost of acquisition and payback period. The Company plans to increase advertising spend in the fourth quarter of this year to the extent acquisition costs and payback periods warrant the additional investment.

Gross Margin was 53.9%, a decrease of 170 basis points from the first quarter of 2024, but an increase of 200 basis points year-over-year. The sequential decline was mostly driven by a decrease in recognized third party vendor allowances due to an accounting true-up in the first quarter of 2024, the discontinuation of certain customer fees, and an increase in discounts. Absent the accounting adjustment, third party vendor allowances increased in the second quarter compared to the first quarter as the Company onboarded more vendors to its subscribe and save program. The year-over-year improvement in gross margin was mostly due to the sell-through of previously reserved for inventory, lower discounts from a decrease in first order volume, and an increase in vendor allowances, offset by a decrease in Grove Brands % of Net Revenue.

Operating Expenses were $35.0 million, an increase of 15.6% from the first quarter of 2024 but down 20.2% year-over-year. The sequential increase is mostly driven by the $2.9 million gain from restructuring recorded in the first quarter that did not recur, compounded by a $2.2 million restructuring charge in the second quarter. The year-over-year improvement is primarily driven by lower fulfillment costs from fewer orders, lower personnel, facility and professional expenses, and lower advertising expense.

Net Loss was $10.1 million, (19.3%) margin, compared to $3.4 million, (6.3%) margin in the first quarter of 2024, and $10.9 million, (16.4%) margin, in the second quarter of 2023. Net loss increased in the second quarter compared to the first quarter primarily due to the $5.1 million adverse movement in the restructuring line from the first to in the second quarter.

Adjusted EBITDA1 was positive $1.1 million, 2.0% margin, compared to positive $1.9 million, 3.5% margin, in the first quarter of 2024, and negative $2.6 million, (3.9%) margin, in the second quarter of 2023.

Cash, Cash equivalents, and Restricted Cash was $82.6 million at the end of the second quarter of 2024, an increase of $1.0 million from the first quarter of 2024, primarily driven by a reduction in working capital partially offset by net interest expense. After quarter end, Grove completed a $42 million paydown of its term debt.
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to net loss and net loss margin in the table at the end of this press release.

Second Quarter 2024 Key Business Highlights:

	Three months ended

(in thousands, except DTC Net Revenue Per Order and percentages)	June 30, 2023	March 31, 2024	June 30, 2024
Financial and Operating Data
Grove Brands % Net Revenue	45%	43%	41%
DTC Total Orders	974	773	732
DTC Active Customers	1,133	807	745
DTC Net Revenue Per Order	$65	$66	$68
Grove Brands % of Net Revenue was 41.1% in the second quarter of 2024, down 190 basis points quarter-over-quarter and 390 basis points year-over-year. The sequential and year-over-year declines were largely due to the expansion of the Company’s third party product offering and the recent transformation of the customer experience on the Company’s ecommerce platform, which no longer utilizes recommended baskets in first orders that included a higher percentage of Grove Branded products.

Direct to Consumer (DTC) Total Orders totaled 0.7 million, down 5.4%, quarter-over-quarter and 24.9% year-over-year. The year-over-year and sequential declines continued to be impacted by lower advertising spend, with sequential declines slowing as historical cohorts stabilize.

DTC Active Customers, the number of customers that have placed an order in the trailing twelve months ended June 30, 2024 totaled 0.7 million, down 7.8% compared to the first quarter and 34.3% compared to the second quarter of 2023. Similarly, the year-over-year and sequential declines were due to lower advertising spend.

DTC Net Revenue Per Order was $67.73 in the second quarter of 2024, an improvement of 2.2% compared to the first quarter of 2024 and 4.5% compared to the second quarter of 2023. The sequential and year over year improvements are due to an increase in units per order and sales of higher priced products, including Vitamins, Minerals, and Supplements, partially offset by the discontinuation of certain fees the Company charged customers.

Second Quarter 2024 Operational Highlights
Amidst Grove’s turnaround, the Company has refocused its priorities to be (1) Profitability and (2) Balance sheet strength, the foundational elements of financial stability, (3) Stabilizing Revenue, and ultimately delivering Revenue Growth, which will create long-term shareholder value, and (4) Sustainability, Grove’s point of differentiation and reason for being.

Key operational highlights related to the Company’s refocused strategic pillars in the second quarter include:
1.Profitability:
a.Positive Adjusted EBITDA and Cash Flow: Delivered $1.1 million of Adjusted EBITDA, the fourth consecutive positive quarter, and $1.0 million of positive cash flow as the Company continues to prioritize profitability, improve its cost structure and optimize working capital. The Company has also delivered positive operating cash flow three out of the last five quarters.
b.Continued Improvement of Operating Costs: Pursued additional initiatives, including vendor and contract negotiations, to increase operating leverage and improve profitability. Specifically, the Company signed a lease in a new location for its fulfillment center operations in Reno, NV, avoiding a significant rent increase, and fully ceased operations in its fulfillment center in St. Peters, MO.
2.Balance Sheet:
a.Debt Paydown: Subsequent to the end of the quarter, Grove repaid $42M of term debt and delayed its term debt principal payments until January 2026. More specific details can be found in the Current Report on Form 8-K filed by the Company on July 19, 2024.2
3.Revenue Growth:
a.Third Party Category and Selection Expansion: Grove continues to offer more planet-first brands and products that are relevant to the conscientious consumer, increasing the number of third party brands sold by 12% in the second quarter of 2024 compared to the second quarter of 2023. A sample of new brands welcomed to the collaborative this quarter include: Nellie’s, Freestyle World, Fresh Wave, Caboo, and Koala Eco. Grove also continues to expand its subscribe and save program, with 63% of all products now available for customers to subscribe to at a discounted rate, providing customers an incentive to build larger planet- and wallet-friendly boxes.
b.Shopify Transition: Grove today announced that it will replatform its custom direct to consumer website to Shopify technology as part of the Company’s ongoing transformation, meant to create opportunities for new customer enhancements, drive down costs for ongoing site maintenance, and better leverage industry best practices and innovations for future growth. The transition began in July 2024 and is expected to be completed in the first quarter of 2025.
4.Sustainability:
a.B Corporation Recertification: Grove launched its fifth annual sustainability report in May 2024, providing comprehensive reporting on key company commitments, progress,
2 https://www.sec.gov/ix?doc=/Archives/edgar/data/1841761/000162828024032249/grov-20240716.htm and partnerships. The Company also announced its B Corp recertification with a score of 100.9 points3, significantly higher than its 2020 recertification of 80.3 points, joining the 5% of companies that have maintained B Corp certification for more than ten years.
b.Plastic Intensity4: Plastic intensity across the entire Grove business (across all online and retail sales) was 1.02 pounds of plastic per $100 in net revenue in the second quarter of 2024, down from 1.08 pounds in the first quarter of 2024 and down from 1.11 pounds in the second quarter of 2023.

Financial Outlook:

Chief Financial Officer Sergio Cervantes commented, “We are in the middle of transforming our business model and improving the customer experience. But at the same time, we are strengthening our balance sheet, maintaining strict expense and investment discipline, and starting to see revenue from repeat customers stabilize, resulting in smaller sequential revenue declines. We are optimistic that our strategy will allow us to increase advertising and drive sequential growth in the fourth quarter and beyond, as we grow off a stabilized core revenue base. This transformation has taken longer than anticipated at the beginning of the year and therefore we are lowering our revenue guidance to reflect this. However, we are increasing our Adjusted EBITDA margin guidance as we continue to identify additional savings throughout the business.”

The Company is announcing the following revised guidance for the full fiscal year 2024:
•Net revenue of $205 to $215 million, a decrease from $215M to $225M
•Adjusted EBITDA margin of 0.5% to 1.5%, an increase from 0% to 1.0%

Conference Call Information:
The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on August 8, 2024. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 877-413-7205. International callers may dial 201-689-8537. A replay of the call will be available until September 7, 2024 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13748176. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.
3 https://www.bcorporation.net/en-us/find-a-b-corp/company/grove-collaborative/
4 Grove defines plastic intensity as pounds of plastic used per $100 in revenue as a way to hold itself accountable for the pace at which it decouples revenue from the use of plastic. To calculate plastic intensity, Grove Collaborative defines "plastic" as any of the following materials within both products and packaging: plastic resin codes #1-7 (from the ASTM International Resin Identification Coding System), inclusive of polyvinyl alcohol (PVA, PVOH, PVAl), silicone, bioplastics, and any plastic liners, coatings, and resins.

About Grove Collaborative Holdings, Inc.
Grove Collaborative Holdings, Inc. (NYSE: GROV) is the one-stop online destination for sustainable everyday essentials. Driven by the belief that changing the world starts with what you bring into your home, Grove creates and curates household cleaning, personal care, health and wellness, laundry, clean beauty, baby, and pet care products from over 240 brands that help you Go Beyond Plastic. Everything Grove sells meets a higher standard — from ingredients to performance to packaging and environmental impact — so you get a great value without compromising your values. With Grove, you can see, track, and celebrate your sustainable choices. Be a force of nature at Grove.com.

Forward-Looking Statements
This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Grove’s core initiatives reshaping their business, sequential growth in the fourth quarter and beyond, the rebuilt ecommerce customer experience leading to future sustained growth, an increase in advertising spend in the fourth quarter, completion of the replatform to Shopify in the first quarter 2025 and Grove’s 2024 guidance for Net revenue and Adjusted EBITDA margin. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The forward-looking statements contained in this press release are based on Grove’s current expectations and beliefs in light of the Company’s experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors believed to be appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in business, market, financial, political and legal conditions; legal and regulatory matters and developments; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand their business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to inflation and interest rates; effectiveness of the Company’s ecommerce platform and selling efforts; demand for Grove products and other brands that sold and those factors discussed in documents filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. Investors should not consider them in isolation from, or as a substitute for, GAAP measures. A reconciliation of historical Adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected Adjusted EBITDA and projected Adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable effort on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Grove calculates Adjusted EBITDA as net income (loss), adjusted to exclude: stock-based compensation expense; depreciation and amortization; changes in fair values of derivative liabilities; transaction costs allocated to derivative liabilities upon closing of the the transaction where Grove became a publicly traded company; interest income; interest expense; restructuring and severance related costs; provision for income taxes and certain litigation and legal settlement expenses. Grove defines Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in the Company’s GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Investor Relations Contact

ir@grove.co
Media Relations Contact

Ryan.Zimmerman@grove.co
Source: Grove Collaborative Holdings, Inc.

Grove Collaborative Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,807	$86,411
Restricted cash	3,325	5,650
Inventory, net	27,842	28,776
Prepaid expenses and other current assets	3,352	3,359
Total current assets	113,326	124,196
Restricted cash	502	2,802
Property and equipment, net	7,995	11,625
Operating lease right-of-use assets	7,744	9,612
Other long-term assets	2,208	2,507
Total assets	$131,775	$150,742
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,251	$8,074
Accrued expenses	11,322	16,020
Deferred revenue	6,886	7,154
Operating lease liabilities, current	1,551	3,489
Other current liabilities	221	306
Total current liabilities	29,231	35,043
Debt, noncurrent	73,404	71,662
Operating lease liabilities, noncurrent	7,149	14,404
Derivative liabilities	11,305	11,511
Total liabilities	121,089	132,620
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock — $0.0001 par value	10,000	10,000

Stockholders’ equity:
Common stock — $0.0001 par value	4	4
Additional paid-in capital	635,224	629,208
Accumulated deficit	(634,542)	(621,090)
Total stockholders’ equity	686	8,122
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$131,775	$150,742

Grove Collaborative Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue, net	$52,099	$66,106	$105,644	$137,671
Cost of goods sold	24,036	31,798	47,841	66,108
Gross profit	28,063	34,308	57,803	71,563

Operating expenses:
Advertising	2,439	4,657	4,492	13,330
Product development	5,436	4,052	9,062	8,268
Selling, general and administrative	27,124	35,159	51,718	73,180
Operating loss	(6,936)	(9,560)	(7,469)	(23,215)

Non-operating expenses:
Interest expense	4,117	4,044	8,246	7,773
Changes in fair value of derivative liabilities	(8)	(1,727)
Other income, net	(994)	(1,021)	(2,077)	(5,638)
Total non-operating expenses (income), net	3,115	1,296	5,963	700
Loss before provision for income taxes	(10,051)	(10,856)	(13,432)	(23,915)
Provision for income taxes	10	11	20	21
Net loss	$(10,061)	$(10,867)	$(13,452)	$(23,936)
Less: Accumulated dividends on redeemable convertible preferred stock	(150)	—	(300)	—
Net loss attributable to common stockholders, basic and diluted	$(10,211)	$(10,867)	$(13,752)	$(23,936)
Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.32)	$(0.38)	$(0.70)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,768,249	34,280,844	36,517,787	34,015,827

Grove Collaborative Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(13,452)	$(23,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on lease modification	(3,139)	—
Stock-based compensation expense	6,510	9,841
Depreciation and amortization	4,627	2,897
Changes in fair value of derivative liabilities	(206)	(1,435)
Reduction of transaction costs allocated to derivative liabilities upon Business Combination	—	(3,745)
Non-cash interest expense	1,922	1,911
Inventory reserve	(1,216)	1,228
Other non-cash expenses	—	95
Changes in operating assets and liabilities:
Inventory	2,150	8,355
Prepaids and other assets	99	716
Accounts payable	1,175	(34)
Accrued expenses	(4,700)	812
Deferred revenue	(268)	(1,890)
Operating lease right-of-use assets and liabilities	(4,886)	(507)
Other liabilities	(85)	120
Net cash used in operating activities	(10,769)	(5,572)

Cash Flows from Investing Activities
Purchase of property and equipment	(906)	(1,539)
Net cash used in investing activities	(906)	(1,539)

Cash Flows from Financing Activities
Payment of transaction costs related to the Business Combination	—	(4,150)
Proceeds from issuance of debt	—	7,500
Payment of debt issuance costs	—	(925)
Repayment of debt	—	(575)
Payments related to stock-based award activities, net	(789)	(1,201)
Proceeds from issuance under employee stock purchase plan	235	213
Payment in lieu of fractional shares in connection with reverse split	—	(1)
Net cash (used in) provided by financing activities	(554)	861

Net decrease in cash, cash equivalents and restricted cash	(12,229)	(6,250)
Cash, cash equivalents and restricted cash at beginning of period	94,863	95,985
Cash, cash equivalents and restricted cash at end of period	$82,634	$89,735

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(10,061)	(10,867)	$(13,452)	(23,936)
Stock-based compensation	3,397	4,948	$6,510	9,841
Depreciation and amortization	2,426	1,449	$4,627	2,897
Changes in fair value of derivative liabilities	(8)	(1,727)	$(206)	(1,435)
Reduction of transaction costs allocated to derivative liabilities upon Business Combination	—	—	$—	(3,745)
Interest income	(993)	(1,021)	(2,079)	(1,445)
Interest expense	4,117	4,044	8,246	7,773
Restructuring and severance related costs(1)	2,170	553	(715)	553
Provision for income taxes	10	11	20	21
Total Adjusted EBITDA	$1,058	$(2,610)	$2,951	$(9,476)
Net loss margin	(19.3)%	(16.4)%	(12.7)%	(17.4)%
Adjusted EBITDA margin (loss)	2.0%	(3.9)%	2.8%	(6.9)%